Exhibit 99.1

[For Immediate Release]

INAP to Acquire SingleHop
Strengthening Managed Hosting and Technology Services Platform

●	Timing of this announcement coincides with top line turnaround progress for INAP standalone: 4Q 2017 revenue outlook up to $70M
●	Strategic combination increases product differentiation through advanced automation
●	Expansion facilitates business and enterprise sales across INAP’s major markets
●	Attractive valuation multiple both before and after expected synergies
●	Integration of SingleHop’s technology services accelerates operational performance

ATLANTA, GA – (January 29, 2018) - Internap Corporation (NASDAQ: INAP), a provider of high-performance internet infrastructure including colocation, managed services and hosting, cloud and high-performance network services, today announced that it has entered into a definitive agreement to acquire SingleHop, LLC, a private company headquartered in Chicago, Illinois for $132 million in cash.

SingleHop is a recognized leader in the managed hosting and infrastructure as a service (IaaS) business segment, offering highly automated and on-demand IT infrastructure.  This strategic combination allows INAP to immediately offer its customers advanced products and expertise.  SingleHop’s enterprise and business customers will also benefit from INAP’s North American and global presence, providing a significantly more expansive integrated footprint.

“The INAP turnaround strategy includes restoring top-line organic revenue growth while leveraging smart tuck-in acquisitions to accelerate that growth,” stated Peter D. Aquino, President & CEO of INAP. “Today we announce significant progress on both fronts: We are reporting a positive outlook for 4Q 2017 revenue, which is up sequentially, and we are ahead of turnaround expectations.   We are also pleased to announce the signing of an agreement to acquire SingleHop and welcome their customers and employees to the INAP family.   We are very excited about partnering with Zak Boca and his experienced team to integrate their advanced platform into INAP.  The combined impact of our sales and operational improvements, and the momentum of SingleHop’s success, is expected to be a catalyst for growth in 2018.”

Strategic Rational:  INAP expects to gain significant speed to market by advancing its technical roadmap with this acquisition.  The attributes of the combination include:

•	Robust Technology –
SingleHop’s advanced automated systems will immediately enhance INAP’s overall capabilities, improving existing customers’ experience.  This acquisition will enable INAP to launch an integrated delivery system that will be cross-sold through INAP’s global footprint.  Given this complementary product set, SingleHop’s technical expertise and momentum are expected to attract interest specifically among INAP Bare Metal and AgileCloud customer bases.  This combination also advances INAP’s product road map for private cloud, managed public cloud, DRaaS, and other critical features designed to drive profitable growth.

•	Single Pane of Glass and Actionable Intelligence (“AI”) –
SingleHop’s single pane of glass for infrastructure and managed services will consolidate and merge separate customer interface portals into one single pane of glass, post integration (i.e., colocation, managed services, cloud, and network elements).  The improved visibility, and control through AI are expected to exceed customer expectations and requirements, adding long-term customer retention benefits, as well as to help INAP operationally.

•	Increased Scalability –
SingleHop’s operations complement INAP’s presence in major markets including: Chicago, New York City, Phoenix, and Amsterdam.  SingleHop hosts approximately 3,000 customers in state of the art Tier 3-type data centers that ensure the optimum redundancy, security, and critical infrastructure required.  Proforma combined INAP will serve over 10,000 customers worldwide.

•	Experienced and Talented Management Team –
SingleHop has demonstrated a unique entrepreneurial culture that produced award winning solutions and industry recognition as evidenced in its position on the Gartner® Magic Quadrant for Cloud Enabled Managed Hosting.

“These two companies are extremely complementary, and together will offer customers an incredibly robust, modern IT platform, which was backed by investment firm Battery Ventures,” said Zak Boca, co-founder and CEO of SingleHop. “SingleHop’s innovative approach to IaaS and the delivery of managed services combined with INAP’s global data center and network presence, will give clients a one-stop-shop for their IT needs. This is a strong combination that I’m very excited to be a part of.  I look forward to transitioning to become the Chief Marketing Officer of INAP.”

“Jennifer Curry, VP of Managed Hosting and Services at INAP, and team, have been focused on improving ways to deliver complex IT solutions to our customers,” stated Corey Needles, SVP and General Manager, INAP USA.  “By acquiring SingleHop, we not only leapfrog product development gates, but Jen acquires an all-star team to attack opportunities that historically may have been challenging for either company to score on its own due to lack of product or size.  Together, we are much stronger and excited about our growth potential in managed hosting and services as a value-added service to our data center business.”

Financial Summary:    INAP will be acquiring SingleHop in an all cash deal for $132 million reflecting a purchase multiple of approximately 7x after synergies, based on annualized Adjusted EBITDA of approximately $16 million for 3Q 2017 and expected annualized cost synergies of $2 to $3 million.  INAP expects SingleHop will contribute $45 to $50 million in annualized revenue post-closing.  In INAP’s fourth quarter 2017 earnings release, INAP will provide combined proforma guidance, assuming a first quarter closing of the transaction.  Adjusted EBITDA is a non-GAAP financial measure, which we define in the attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measure.”  A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can also be found in the attachment.

INAP has entered into a commitment agreement with Jefferies Finance LLC to provide a fully underwritten debt financing which, combined with INAP’s cash on hand, will fund the entire transaction.  Ultimately, INAP will look to optimize its capital structure with a blend of equity and debt securities to affect a leverage-neutral or better outcome.  The transaction is expected to close before the end of the first quarter 2018, subject to customary closing conditions, including the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Transaction Advisors:    RBC Capital Markets acted as lead financial advisor and Jefferies  LLC acted as financial advisor to INAP.  Jenner & Block LLP served as INAP’s legal advisor.  On the sell-side, DH Capital acted as the sole financial advisor to SingleHop.  Goodwin Procter LLP and Hinshaw & Culbertson LLP acted as joint legal advisors to SingleHop.

About Internap Corporation

Internap Corporation (NASDAQ: INAP) is a leading provider of high-performance data center services including colocation, managed hosting, cloud and network services. INAP partners with its clients, who range from the Fortune 500 to emerging start-ups, to create secure, scalable and reliable IT infrastructure solutions that meet the client’s unique business requirements. INAP operates in 51 Tier 3-type data centers in 21 metropolitan markets and has 90 POPs around the world. INAP has approximately 1 million gross square feet under lease, with 500,000 square feet of data center space. For more information, visit www.INAP.com.

About SingleHop

SingleHop, a leading global provider of hosted IT infrastructure and cloud computing, brings together a unique combination of enterprise-class technologies from industry-leading vendors, and a proprietary automation engine, to deliver a customized cloud infrastructure experience for enterprises of all sizes. Their powerful portal and award-winning automation platform make it simple to design and support the optimal cloud environment.  Their service includes full-life cycle, white glove support, instantly-scalable solutions, and comprehensive integrated security.  SingleHop serves approximately 3,000 customers in more than 124 countries with data centers across the United States and Europe. Follow SingleHop on Twitter at @SingleHop and read our blog at www.singlehop.com/blog.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our expectations related to revenue, Adjusted EBITDA, growth, synergies, sales and operations improvements and capital structure. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, there are important factors that could cause INAP’s actual results to differ materially from those expressed or implied in the forward-looking statements, due to a variety of important factors. Such important factors include, without limitation: the parties' ability to satisfy the definitive agreement conditions, including but not limited to failure to obtain applicable regulatory approval of the transaction in a timely manner or at all, and complete the SingleHop acquisition on the anticipated timeline or at all;  INAP's  ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition; INAP's  ability to successfully integrate SingleHop’s sales, operations, technology, and products generally; or the impact on INAP’s business and financial condition from the additional indebtedness and other financial obligations.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts
Richard Ramlall
404-302-9982
ir@inap.com

Carolyn Capaccio/Jody Burfening
LHA
212-838-3777
inap@lhai.com

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURE

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this press release includes an additional financial measure, Adjusted EBITDA, that is not prepared in accordance with GAAP (“non-GAAP’).  A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below.

We define Adjusted EBITDA as GAAP net loss plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs and claim settlement.

We believe that the presentation of this non-GAAP financial measure provides useful information to investors regarding the acquisition.  Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for or superior to—any measure of financial performance prepared in accordance with GAAP.  Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP.  Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from the non-GAAP financial measure provides supplemental information and an alternative presentation useful to investors’ understanding of core operating results and trends. Investors have indicated that they consider financial measures of results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), the non-GAAP financial measure provides investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement costs and debt extinguishment and modification expense are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURE (Continued)

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measure provides investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment cost, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expenses in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

We believe Adjusted EBITDA is used by and is useful to investors and other users of financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also Adjusted EBITDA is used in our debt covenants.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measure may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURE (Continued)

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

SingleHop, LLC
(in Thousands)
Three Months Ended September 30, 2017

Amount
Net income (GAAP)	$1,115
Add:
Depreciation and amortization	2,429
Interest expense	101
Provision (benefit) for income taxes	-
Other expense (income)	355
(Gain) loss on disposal of property and equipment, net	-
Exit activities, restructuring and impairments, including goodwill impairment	71
Stock-based compensation	-
Strategic alternatives and related costs	-
Organizational realignment costs	-
Pre-acquisition costs	-
Claim settlement	-
Adjusted EBITDA (non-GAAP)	$4,071

Annualized Adjusted EBITDA (non-GAAP)	$16,284